                                                                    Exhibit 10

                                    DEBENTURE

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES
SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "SECURITIES ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY
STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER REGULATION D ("REGULATION D") PROMULGATED UNDER THE
SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED
UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE
STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO
AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
AND THOSE LAWS.

         THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE
SECURITIES COMMISSION OR REGULATORY AUTHORITY, ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

No. [ ] U.S.$[ ]

Issuance Date:  September 13, 2004

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                          4% CONVERTIBLE DEBENTURE DUE

         THIS 4% CONVERTIBLE DEBENTURE, issued this [ ] day of September 2004, is one of duly authorized issue of 4% Convertible Debentures (including all 4%
Convertible Debentures issued in exchange, transfer or replacement hereof, this
"Debenture") of Environmental Solutions Worldwide, Inc., a corporation duly organized and existing under the law of the State of Florida (the "Company"), designated as its 4% Convertible Debentures Due September 13, 2007, in an
aggregate principal amount of U.S.$[ ] (collectively, the "Debentures" and such other Debentures, the "Other Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to [ ], the registered holder hereof (the "Holder"), the principal sum of $[ ], on or prior to
September 13, 2007 (the "Maturity Date"), and to pay interest on the principal sum outstanding time to time on the yearly anniversary of the issuance date set forth above (the "Issuance Date") of this Debenture (each an "Interest Payment
Date"), commencing September 13, 2005, up to and including the Maturity Date, at the rate of 4% per annum, and shall be computed on the basis of a 365-day year and actual days elapsed. Accrual of interest on this Debenture shall commence on the Issuance Date and shall continue to accrue until the next Interest Payment
Date. The interest so payable will be paid on each Interest Payment Date to the person in whose name this Debenture (or one or more

                                                                              1

predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") on the
first business day prior to such Interest Payment Date. Notwithstanding the foregoing, the Company may elect to forego paying interest until such time as this Debenture matures, is converted or redeemed, as the case may be. All accrued and unpaid interest shall bear interest at the same rate of 4% per annum from the date hereof until the date of payment. The principal of this Debenture is payable in coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or, at the option of the
Company, in shares of Common Stock, par value $0.001 per share (the "Common
Stock"), under the same conversion formula as stated herein at the address of the Holder last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Debenture Register shall represent the record of ownership and right to receive principal and interest payments on this Debenture. Interest and principal shall be payable only to the registered Holder as reflected in the Debenture Register. At the Company's option, interest on the within Debenture will be payable in cash or shares of
Common Stock under the conversion formulas as stated herein. The right to receive principal and interest payments under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

         This Debenture is subject to the following additional provisions:

1. Debentures. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the
Holders surrendering the same, but shall not be issuable in denominations less than integral multiples of ten thousand dollars ($10,000). No service charge will be made for such registration of transfer or exchange.

2. Withholding. The Company shall be entitled to withhold, if applicable, from all payments of interest on this Debenture, any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments. The Holder shall pay all taxes, charges, or levies in connection with the issuance or transfer thereof other than amounts so withheld.

3. Transfer. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred, assigned or exchanged only in compliance with the Securities Act of 1933, as amended (the "Securities Act"), including Regulation D promulgated under the
Securities Act. Any Holder of this Debenture, by acceptance hereof, agrees to the representations, warranties and covenants herein. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the
Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. Conversion; Other Agreements. The record Holders of this Debenture shall have conversion rights as follows (the "Conversion Rights"):

                                                                              2

         (a) Right to Convert. The record Holder of this Debenture shall be entitled, at the option of the Holder, to convert any or all of the aggregate principal and accrued and unpaid interest of Debentures held by such Holder, at any time after the date of issuance of this Debenture, at the office of the
Company or any transfer agent for the Debentures, into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formulas (collectively, the "Conversion Rates"):

                  (i)      In the case of principal: The number of shares of
                           Common Stock to be issuable upon conversion of any
                           principal amount shall be determined by dividing (x)
                           the principal amount of this Debenture to be
                           converted by (y) the Fixed Conversion Price (as
                           defined herein). The term "Fixed Conversion Price"
                           means $.50, subject to adjustment as provided herein.

                  (ii)     In the case of interest: The number of shares of
                           Common Stock to be issuable upon conversion of any
                           interest amount shall be determined by dividing (x)
                           the interest amount of this Debenture to be converted
                           by (y) the Fair Market Value of a share of Common
                           Stock (as defined herein). The term "Fair Market
                           Value" means (i) the average of the closing sales
                           prices of the Common Stock on all domestic national
                           securities exchanges on which the Common Stock is
                           listed, or (ii) if there have been no sales on any
                           such exchange on any day, the average of the highest
                           bid and lowest asked prices on all such exchanges at
                           the end of such a day, or (iii) if on any day the
                           Common Stock is not so listed, the sales price of the
                           Common Stock as of 4:00 P.M., New York time, as
                           reported on the NASDAQ National Market, or (iv) if
                           the Common Stock is not reported on the NASDAQ
                           National Market, the average of the representative
                           bid and asked quotations for the Common Stock as 4:00
                           P.M., New York time, as reported on the NASDAQ
                           interdealer quotation system, or any similar
                           successor organization, or (v) if the foregoing do
                           not apply, the last closing bid price or last trade
                           price, respectively, of the Common Stock in the
                           over-the-counter market on the electronic bulletin
                           board for the Common Stock as reported by Bloomberg
                           Financial Markets ("Bloomberg"), or (vi) if no
                           closing bid price or last trade price, respectively,
                           is reported for the Common Stock by Bloomberg, the
                           average of the bid prices, or the ask prices,
                           respectively, of any market makers for the Common
                           Stock as reported in the "pink sheets" by Pink Sheets
                           LLC (formerly the National Quotation Bureau, Inc.) in
                           each such case averaged over a period of 21 trading
                           days consisting of the day as of which "Fair Market
                           Value" is being determined and the 20 consecutive
                           trading days prior to such day. Notwithstanding the
                           foregoing, if at any time of determination either (x)
                           the Common Stock is not registered pursuant to
                           Section 12 of the Securities Exchange Act of 1934, as
                           amended, and is not (A) listed on a national
                           securities exchange, (B) authorized for quotation in
                           the NASDAQ system (inclusive of the Over the Counter
                           Bulletin Board) or

                                                                               3

                           (C) reported in the Pink Sheets, or (y) less than 25%
                           of the outstanding Common Stock is held by the public
                           free of transfer restrictions under the Securities
                           Act, then Fair Market Value shall mean the price that
                           would be paid per share for the entire common equity
                           interest in the Company in an orderly sale
                           transaction between a willing buyer and a willing
                           seller, taking into account the appropriate lack of
                           liquidity of the Company's securities and any
                           appropriate discount of the minority position
                           represented by shares of Common Stock issuable upon
                           conversion of this Debenture, using valuation
                           techniques then prevailing in the securities industry
                           and assuming full disclosure of all relevant
                           information and a reasonable period of time for
                           effectuating such sale. Fair Market Value shall be
                           determined by the Company's Board of Directors in its
                           good faith judgment. Notwithstanding anything to the
                           contrary herein, a Holder shall have the right to
                           require that an independent investment banking firm
                           mutually acceptable to the Company and the Holder
                           determine Fair Market Value, which firm shall submit
                           to the Company and the Holder a written report
                           setting forth such determination. The expenses of
                           such firm will be borne equally by the Company and
                           requesting Holder, and the determination of such firm
                           will be final and binding upon all parties.

         (b) Mechanics of Conversion. In order to convert Debentures into shares of Common Stock, the Holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the office of the Company or of any transfer agent for the Debentures, and shall give written notice to the Company at such office with a copy to Chief Executive
Officer, tel. 215-721-2188, facsimile 215-721-2192, that such Holder elects to convert the same, the amount of principal and/or interest of the Debentures to be so converted and a calculation of the number of shares of Common Stock to be issued upon conversion; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Debentures are delivered to the Company or its transfer agent as provided above, or the
Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the
Company to indemnify the Company from any loss incurred by it in connection with such certificates.

         The Company shall issue and deliver to the Holder within five (5)
business days after delivery to the Company of such Debenture certificates, or after such agreement and indemnification, to such Holder of Debentures at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which notice of conversion is given (the "Date of
Conversion") shall be deemed to be the date in such notice of conversion is received by the Company; provided, that the original Debentures to be converted are received by the transfer agent or the Company within five (5) business days thereafter, and the person or persons entitled to receive the shares of Common
Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such

                                                                             4

shares of Common Stock on such date. If the original Debentures to be converted are not received by the transfer agent or the Company within five (5) business days after the Date of Conversion, the notice of conversion shall become null and void.

         Following conversion of a Debenture, or a portion thereof, the principal and, upon payment thereof of the interest owed on that Debenture or portion of the Debenture so converted will be deemed paid in full and satisfied, and such Debenture or portion thereof will no longer be outstanding. If this
Debenture should be converted in part only, the Company shall promptly, upon surrender of this Debenture, execute and deliver a new Debenture. Whenever the
Company is required to issue a new Debenture pursuant to the terms of this
Debenture, such new Debenture (i) shall be of like tenor with this Debenture,
(ii) shall represent, as indicated on the face of such new Debenture, the principal amount remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance
Date of this Debenture, (iv) shall have the same rights and conditions as this
Debenture, and (v) shall represent the proportionate amount of accrued interest on the principal amount and interest of this Debenture that correspond to the principal of the new Debenture, from the Issuance Date.

         (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the
Debentures, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Debentures. The
Company covenants that all shares of Common Stock to be issued upon conversion of this Debenture are validly authorized and reserved for issuance and, if and when this Debenture is converted in whole or in part the shares of Common Stock issued will be duly and validly issued, fully paid, nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of shareholders.

         (d) Mandatory Payment or Conversion on Maturity Date. Each Holder of a
Debenture outstanding on the Maturity Date, shall have the right to payment of all principal (and any accrued and unpaid interest thereon) on this Debenture paid to such Holder in cash or in immediately available funds or, at the option of the Company, in shares of Common Stock computed in accordance with Section 4 above. On the Maturity Date, the Company shall pay to the Holder an amount in cash, in immediately available funds or, at the option of the Company, in shares of Common Stock computed in accordance with Section 4 above an amount equal to the then outstanding principal amount (and any accrued and unpaid interest thereon) on this Debenture.

         (e) Adjustment to Conversion Price.

             (i) If, prior to the conversion of all of the Debentures, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, then the Fixed Conversion Price shall be proportionately reduced. If prior to conversion of all the Debentures, the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the
Fixed Conversion Price shall be proportionately increased.

                                                                              5

             (ii) In case the Company shall at any time after the date this
Debenture is first issued, sell additional shares of Common Stock or equivalents thereto, including by way of example, pursuant to options, warrants, rights or other securities convertible into shares of Common Stock (for purposes hereof respecting such equivalent securities, such determination to be made at the time of sale, grant or award of the equivalent security irrespective of the ultimate conversion or exercise thereof) (other than pursuant to qualified or non-qualified employee stock option plans approved by the Board of Directors or option grants to consultants for bona fide services provided to the Company) in a private transaction (as contrasted with a public sale registered with the
Securities and Exchange Commission) at prices (including with respect to equivalent securities, exercise, grant or conversion prices) less than the then current Fixed Conversion Price, then the then current Fixed Conversion Price shall be reduced to equal the sale, issuance, exercise or conversion price, as applicable, of the Common Stock or equivalent thereto. Such adjustment shall be made successively whenever any event listed above shall occur.

             (iii) No adjustment need be made if it would result in a change of less than 1% of the Conversion Price. Any adjustments required to be made by this subsection shall be rounded up to the right to acquire the nearest whole number of shares of Common Stock.

         (f) No Charges or Taxes. The issuance of certificates for shares of
Common Stock upon conversion of this Debenture shall be made without charge to
Holder or the purchaser of any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock issuable upon conversion.

         (g) No Interference. The Company shall not close its books against the transfer of this Debenture or of any shares of Common Stock issued or issuable upon the conversion of this Debenture in any manner which interferes with the timely conversion of this Debenture.

         (h) Assistance. The Company shall assist and cooperate with any reasonable request by the Holder or any purchaser which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any conversion of this Debenture.

         (i) Contingent Conversion. Notwithstanding any other provision hereof, if a conversion of any portion of this Debenture is to be made in connection with a public offering or sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to consummation of such transaction.

         (j) Certain Actions. The Company shall take all such actions as may be necessary to ensure that all shares of Common Stock that may be issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting securities that may be issuable upon conversion of this Debenture may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the shares of Common Stock issued upon conversion

                                                                              6

of this Debenture, immediately upon such conversion, to be listed on any domestic national securities exchange or quotation system upon which shares of
Common Stock or other securities issuable upon conversion of this Debenture are listed or quoted at the time of such exercise.

         (k) Non-Circumvention. The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action avoid or seek to avoid the observance or performance of any terms of this Debenture or impair or diminish its value, but shall at all times in good faith assist in carrying out of all such terms of this Debenture.

         (l) Authority. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Debenture and to issue and deliver the Debenture to the Holder. The execution, delivery, and performance by the Company of its obligations under this Debenture, including the issuance and delivery of the Debenture to the Holder, have been duly authorized by all necessary corporate action on the part of the Company. This
Debenture has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company and is enforceable against the
Company in accordance with its terms.

         (m) Governmental Actions. Without limiting the generality of the foregoing, the Company shall obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Debenture.

         (n) Registration Rights. The Holder shall have the registration rights and be subject to the same obligations and undertakings with respect to the shares issuable upon exercise of this Debenture as are granted pursuant to the
Registration Rights Agreement, dated as of September 13, 2004 (the "Registration
Rights Agreement"), as amended or supplemented from time to time, providing registration rights to the Holder.

5. Redemption.

         (a) Right to Redeem. Except as provided in Sections 5(b) and (d)
herein, the Company may at its sole option elect to redeem this Debenture in accordance with Section 5(c).

         (b) Right to Redeem on Conversion. The Company shall not have the right, after receipt of a notice of conversion pursuant to Section 4, to redeem in whole or in part any Debentures submitted for conversion. If the Company wishes to redeem some, but not all, of the Debentures previously submitted for conversion, the Company shall notify the Holder on five (5) days written notice, and it will be the option of the Holder to elect to have the Debenture redeemed.

         (c) Mechanics of Redemption on Conversion. The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile to
Holder. Such redemption notice shall indicate whether the Company will redeem all or part of the Debentures. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has the full amount of the redemption price, in cash, available in a demand or other immediately

                                                                             7

available account in a bank or similar financial institution on the date the redemption notice is sent to Holder.

         (d) Mechanics of Conversion on Redemption. The Holder may within three
(3) business days of receipt of the Notice of Redemption elect to send Notice of
Conversion to the Company should Holder wish for the Debenture to be converted rather than redeemed by the Company.

         (e) Redemption Price. The redemption price per Debenture shall equal one hundred and ten percent (110%) multiplied by the then outstanding principal amount plus unpaid interest to the date of redemption.

         The redemption price shall be paid in cash to the Holder of Debentures redeemed within ten (10) business days of the delivery of the notice of such redemption to such Holder; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the Debentures redeemed are delivered to the Company or its transfer agent as provided in Section 4(b), or the Holder notifies the
Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the
Company from any loss incurred by it in connection with such certificates.

6. No Impairment. Except as expressly provided herein, no provision of this
Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, or Common Stock herein prescribed. This Debenture and all other Debentures now and hereafter issued of similar terms are direct obligations of the Company.

7. Termination. After this Debenture shall have been surrendered for conversion as herein provided or notice of redemption shall have been given by the Company pursuant to Section 4(d) herein, this Debenture shall no longer be deemed to be outstanding and all rights with respect to this Debenture, including, without limitation, the right to receive interest hereon and the principal hereof, shall forthwith terminate as of the Date of Conversion, except only the right of the
Holder hereof to receive shares of Common Stock in exchange therefore.
Notwithstanding anything to the contrary herein, if the Holder or the Company, as applicable, is converting less than the outstanding principal amount and/or less than the amount of unpaid interest accrued thereon, then the rights and obligations under this Debenture shall terminate only with respect to the principal and/or interest being so converted.

8. [Intentionally Deleted]

9. Costs and Expenses. The Company agrees to pay all costs and expenses, including reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

                                                                             8

10. Events of Default; Remedies. If one or more of the following described
"Events of Default" shall occur:

         (a) The Company shall default in the payment of principal or interest on these Debentures; or

         (b) Any of the representations or warranties made by the Company herein, in the Securities Subscription Agreement, dated as of the date hereof, relating to these Debentures (the "Subscription Agreement") or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in a any material respect at the time made; or

         (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of fifteen (15) business days after notice from Holder of such failure;
or

         (d) The Company or any of its subsidiaries shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3)
apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

         (e) A trustee, liquidator or receiver shall be appointed for the
Company, any of its subsidiaries or for a substantial part of their respective property or business without their consent and shall not be discharged within forty five (45) business days after such appointment; or

         (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company or any of its subsidiaries and shall not be dismissed within forty five (45)
business days thereafter; or

         (g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its subsidiaries and, if instituted against the Company or any of its subsidiaries shall not be dismissed within forty five (45) business days after such instruction or if the Company or any of its subsidiaries shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any proceeding; or

         (h) The Common Stock shall not be traded on an exchange or over the counter market.

         Then, or at any time thereafter, and in each and every such case, unless such Event or Default shall have been waived in writing by the Holder
(which waiver shall not be deemed to be a waiver of

                                                                              9

any subsequent default) at the option of the Holder and in the Holder's sole discretion, the principal (and any accrued interest) amount of this Debenture shall become immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and with expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

11. Mergers, Consolidations, Change of Control, etc.

    (a) Change of Control. Each of the following events shall constitute a
"Change of Control":

         (i) the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another person or entity (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

         (ii) the sale or transfer of all or substantially all of the Company's assets; or

         (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

         No sooner than 21 days nor later than 15 days prior to the consummation of a Change of Control the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice").
Notwithstanding anything herein to the contrary, (x) no Change of Control Notice shall be made prior to the public announcement of a Change of Control and (y) no
Change of Control Notice shall be made prior to the consummation of the Change of Control described in (a)(iii) above. Notwithstanding anything herein to the contrary, the Change of Control Notice shall be delivered no later than one
Business Day following the events described in (x) and (y) of the preceding sentence.

         (b) Assumption. Prior to the consummation of any Change of Control, the
Company will secure from any person or entity purchasing the Company's assets or
Common Stock or any successor resulting from such Change of Control (in each case, an "Acquiring Entity") a written agreement (in form and substance satisfactory to the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding) to deliver to each holder of Debentures in exchange for such Debentures, a security of the
Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the

                                                                             10

interest rates of the Debentures held by such holder, and satisfactory to the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding. In the event that an
Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding may elect to treat such person or entity as the Acquiring Entity for purposes of this Section 11(b).

         (c) Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, (i) in addition to the shares of
Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common
Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common
Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rates.
Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding.

12. Lost or Destroyed Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership thereof, and indemnity and bond, if requested, all reasonably satisfactory to the Company.

13. [INTENTIONALLY DELETED]

14. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

15. Business Day Definition. For purposes hereof, the term "business day" shall mean any day on which banks are generally open for business in the State of New
York, USA and excluding any Saturday and Sunday.

16. Notices. Any notice, demand or request required or permitted to be given by either the Company or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by two day

                                                                            11

courier), addressed to the Company attention Chief Executive Officer at 132 Penn
Avenue, Telford, PA 18969, tel. 215-721-2188, facsimile 215-721-2192 with a copy to Baratta & Goldstein, attn: Joseph Baratta, Esq., tel. 212-750-9700, facsimile
212-750-8297, or the Holder at [ ] , or such other addresses as a party may request by notifying the other in writing.

17. Waiver. Any waiver by the Company or the Holder hereof of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any breach of such provision or of any breach of any other provision of this
Debenture. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

18. Notices of Certain Actions. In case at any time the Company shall propose to:

    (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or equivalents thereto or make any other distribution; or

    (b) issue any rights, warrants or other Common Stock to all holders of
Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, debentures, warrants or other Common Stock; or

    (c) effect any reclassification or change of outstanding shares of Common
Stock, or any consolidation, merger, sale, lease or conveyance of property, described in Sections 4 or 11 hereof; or

    (d) effect any liquidation, dissolution or winding-up of the Company; or

    (e) take any other action which would cause an adjustment to the Fixed
Conversion Price; or

    (f) provide to its shareholders any information which is regularly provided to shareholders,

    then, and in any one or more of such cases (a) through (f), the Company shall, subject to any other Sections of this Debenture, give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Debenture Register, mailed at least fifteen
(15) days prior to (i) the date as of which the holders of record of shares of securities to be entitled to receive any such dividend, distribution, rights, debentures, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of

                                                                             12

such other action which would require an adjustment to the Fixed Conversion
Price. In the case of subsection (f) above, written notice to the Holder may be given by regular mail.

19. Unenforceable Provisions. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

20. Restriction on Redemption and Dividends. Until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, (A) repurchase, redeem, or declare or pay any cash dividend or distribution on, the Common Stock or (B)
distribute any material property or assets of any kind to holders of the Common
Stock in respect of the Common Stock.

21. Rank. Obligations under this Debenture, including payments of principal and interest and other payments due under this Debenture, shall rank pari passu with all Other Debentures.

22. Vote to Issue, or Change the Terms of, Debentures. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of Debentures representing not less than a majority of the aggregate principal amount of the then outstanding Debentures shall be required for any change or amendment to this Debenture or the Other Debentures; provided, that the Holder of this Debenture may waive any term or provision of this Debenture without such vote or written consent.

23. Payment of Collection, Enforcement and Other Costs. If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this
Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys' fees and disbursements.

24. Construction; Headings. This Debenture shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this
Debenture.

25. Remedies, Characterizations, Other Obligations, Breaches and Injunctive
Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents (as defined in the Subscription Agreement), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual damages for any

                                                                            13

failure by the Company to comply with the terms of this Debenture. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the
Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

26. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture and the Subscription Agreement.

27. Further Acknowledgement. The Company will, at the time of each conversion of this Debenture, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any rights to registration, pursuant to the Registration
Rights Agreement, of the shares of Common Stock issued upon such conversion) to which such Holder shall continue to be entitled after such conversion in accordance with its terms of this Debenture; provided, that if the Holder of this Debenture shall fail to make any such requests, such failure shall not affect the continuing obligation of the Company to afford such rights to such
Holder.

                                                                            14

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereof duly authorized.

                                        Environmental Solutions Worldwide, Inc.

                                        By:
                                           -----------------------------------

                                        Title:

                                                                             15

                                                                   EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Debenture into shares of common stock, $0.001 par value per share (the "Common Stock"), of Environmental
Solutions Worldwide, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:    _______________________________________
                            Date to Effect Conversion

                            ---------------------------------------
                            Principal Amount of Debentures to be Converted

                            Payment of Interest in Kind       |_| Yes
                                                              |_| No

                            -----------------------------------------
                            Interest Accrued on Account of Conversion at Issue

                            ---------------------------------------
                            Number of shares of Common Stock to be Issued

                            ---------------------------------------
                            Applicable Conversion Price

                            ---------------------------------------
                            Signature

                            ---------------------------------------
                            Name

                            ---------------------------------------
                            Address

                                                                             16